4

                           AGREEMENT AND BILL OF SALE


      Agreement and Bill of Sale dated September 30, 1997 by and between Bio-Reference Laboratories, Inc., a New Jersey corporation ("BRLI") and IMPATH Inc., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

      WHEREAS, BRLI operates a clinical laboratory in Elmwood Park, New Jersey where it performs a comprehensive list of diagnostic tests including pathology and oncology clinical laboratory testing;

      WHEREAS, the bulk of such pathology and oncology clinical laboratory testing is conducted through BRLI's GenCare Division* (although BRLI also conducts certain of such tests separately from the said Division);

      WHEREAS, the Purchaser desires to acquire from BRLI those assets specifically enumerated in Schedule I attached hereto (the "Assets"); to assume those liabilities and contractual obligations specifically enumerated in
Schedule II attached hereto (the "Assumed Liabilities"); and to obtain BRLI's agreement not to perform those diagnostic tests specifically enumerated in
Schedule III attached hereto (the "Restricted Tests") for the customers therein set forth (the "Restricted Customers") during the restricted periods therein set forth (the "Restricted Periods"); and BRLI desires to transfer the Assets and to assign the Assumed Liabilities to the Purchaser, and is willing to agree not to perform the Restricted Tests for the Restricted Customers during the Restricted Periods; on the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, to induce the Purchaser to enter into this Agreement and Bill of Sale and perform its obligations hereunder, BRLI and certain officers of BRLI are concurrently herewith entering into non-competition agreements with the Purchaser.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Assets. The Assets shall consist of and shall be limited solely to those assets of BRLI specifically listed on Schedule I attached hereto.

      2. Assumed Liabilities. The Assumed Liabilities shall consist of and shall be limited solely to the obligations and liabilities of BRLI listed on Schedule II attached hereto. The Purchaser shall not assume, and shall have no responsibility with
--------
      *For purposes of this Agreement, "BRLI" shall also include the GenCare Division ("GenCare") and any majority-owned subsidiary or affiliated entity of BRLI in which BRLI has a 50% or greater ownership interest in the assets, income or equity, or any subsidiary or affiliated entity which BRLI has by ownership of voting power, agreement or otherwise, the power to control.


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respect to, any liabilities or obligations of BRLI, except for the
Assumed Liabilities.

      3. Purchase Price. The purchase price for the Assets is $6,000,000, subject to adjustment as provided in this Section 3 (the "Purchase Price"). The Purchase Price shall be paid as follows:

      (i) $4,600,000 payable by wire transfer on the date hereof to the account of BRLI pursuant to the wire instructions set forth in Schedule IV attached hereto; and

      (ii) $1,400,000 payable in four (4) equal installments of $350,000 each on April 1, 1998, October 1, 1998, April 1, 1999 and October 1, 1999; provided however, that the aggregate amount payable under this clause (ii) will be decreased (but not by more than an aggregate $700,000) if Revenue (as hereinafter defined) for the first six (6) months after October 12, 1997 (the "Measuring Period") is less than Target Revenue (as hereinafter defined), such decrease (x) to be calculated as sixty percent (60%) of the difference between Revenue for such six (6) month period and Target Revenue and (y) to be applied by dividing such decrease into two (2) equal halves and applying one such half in reduction of the installment payable on April 1, 1999 and the other half in reduction of the installment payable on October 1, 1999. Each installment to be paid by the Purchaser under this clause (ii) (decreased to the extent required above as if so decreased as of the date of this Agreement), shall bear interest at the rate of nine percent (9%) per annum from the date hereof to the date of payment.

      (iii) For purposes of this Section 3, "Revenue" shall mean an aggregate amount equal to the Purchaser's current listed fees for each of the Restricted Tests it performs during the Measuring Period for any Restricted Customer, reduced by 26.6% (the "Reduction Percentage") of such amount in lieu of any adjustment for contractual allowances, credits or non-payments. In order to maximize the retention of Restricted Customers during the Measuring Period, the Purchaser agrees that the fees it charges to Restricted Customers during the Measuring Period shall include special prices for special customers (based on volume) similar to those charged by GenCare in such circumstances during the three (3) calendar month period ended June 30, 1997. In no event shall the Purchaser's fees for Restricted Tests performed for Restricted Customers during the Measuring Period be less than the fees charged by GenCare for comparable tests performed by it for Restricted Customers during the three (3) calendar month period ended June 30, 1997 (including special prices for special customers based on volume). The Purchaser agrees during the Measuring Period, to promptly perform all of the Restricted Tests requested by each of the Restricted
Customers, provided however that the Purchaser may elect to terminate the servicing of a Restricted Customer, in whole or in part, during the Measuring Period. In such event, "Revenue" shall include the greater of (a) all amounts equal to the Purchaser's current listed fees for the Restricted Tests it performs during the Measuring Period for any such Restricted Customer which it elects not to service in whole or in part during such period, or (b) any amounts billed by GenCare to such Restricted Customer for Restricted Tests performed by it during the three (3) calendar month period ended June 30, 1997, in each case, reduced by the Reduction Percentage. If such Restricted Customer is a "Common Customer" as defined in clause (iv) hereunder, "Revenue" shall include the greater of (a) all amounts equal to the Purchaser's


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current  listed fees for the Restricted  Tests it performs  during the Measuring
Period for any such Common Customer which it elects not to service in whole or in part during such period, or (b) the sum of any amounts billed by GenCare and by the Purchaser to such Common Customer for Restricted Tests performed by them during the three (3) calendar month period ended June 30, 1997, in each case, reduced by the Reduction Percentage.

      (iv) For purposes of this Section 3, "Target Revenue" shall mean ninety-five percent (95%) of an amount ("Base Target Amount") which is two (2) times the aggregate amounts billed by GenCare to any Restricted Customer for any Restricted Test performed by it during the three (3) calendar month period ended June 30, 1997, reduced by the Reduction Percentage. The aggregate amounts billed by GenCare to all Restricted Customers for Restricted Tests performed by GenCare during the three (3) calendar month period ended June 30, 1997 totalled
$1,028,671 prior to any reduction through application of the Reduction Percentage. The parties acknowledge that during the three (3) calendar month period ended June 30, 1997, they each rendered diagnostic clinical laboratory testing services for certain of the same Restricted Customers ("Common Customers"). At the closing of the sale contemplated hereby, BRLI shall deliver a list to the Purchaser setting forth the name of each such Restricted Customer to whom such services were billed in the normal course of business by GenCare during such three (3) month period and the amount of such billings to each such customer. The Purchaser agrees to deliver a list to BRLI within five (5) business days thereafter, setting forth the name of each Common Customer whom the Purchaser billed for such services in the normal course of business during such three (3) calendar month period, and the amount of such billings to each such customer. For purposes of this Section 3, "Target Revenue" shall also include ninety-five percent (95%) of two (2) times the Base Target Amount billed by GenCare and the Purchaser in the ordinary course of business to Common Customers, reduced by the Reduction Percentage, during the three (3) calendar month period ended June 30, 1997 for diagnostic clinical laboratory services (not limited to "Restricted Tests") to the extent not included pursuant to the first sentence of this clause (iv) of Section 3 of this Agreement and Bill of Sale. Excluded from the Base Target Amount shall be billings of the Purchaser during the three (3) calendar month period ended June 30, 1997 to a Common Customer who was not billed by the Purchaser at any time during the month of August or subsequent thereto through the date hereof, for diagnostic clinical laboratory services rendered at any time during such period by the Purchaser. Also excluded from Base Target Amount are any billings of BRLI (as opposed to GenCare) for diagnostic clinical laboratory services rendered by it during such three (3) month period to Common Customers. In conjunction with the delivery of the above described list, the Purchaser shall also deliver a written representation letter to BRLI, duly executed by its chief operating officer, that it has no knowledge of any impending or contemplated discontinuance of demand for services by any of the Common Customers, other than those Common Customers specified in such representation letter. Also excluded from Base Target Amount shall be billings of the Purchaser during the three (3) calendar month period ended June 30, 1997 for diagnostic clinical laboratory services rendered to any such specified Common Customer.

      (v) Within ninety (90) days after completion of the Measuring Period, the Purchaser shall deliver a written representation letter to BRLI, duly executed by its chief financial officer (the "Purchaser Certification"), certifying by individual name, each

Restricted Customer (including Common Customer) serviced by the Purchaser during the Measuring Period, the nature of each Restricted Test performed by the Purchaser for such Restricted Customer (including Common Customer) during the Measuring Period and, with respect to each such Restricted Customer (including Common Customers) the amount of "Revenue" attributable thereto computed in accordance with clause (iii) of this Section 3, prior to application of the Reduction Percentage. During the ninety (90) day period commencing on the date of its receipt of the Purchaser Certification, BRLI and its authorized representatives shall have the right during normal business hours, at any time and from time to time, upon written request made at least two (2) business days prior thereto, to inspect, review and receive copies of the books and records of the Purchaser which relate to the Common Customers and the revenues attributable to the Common Customers from April 1, 1997 until conclusion of the Measuring Period, to the Restricted Tests performed by the Purchaser for Restricted Customers (including Common Customers) during the Measuring Period, and to the installment payments owing to BRLI pursuant to this Agreement. The Purchaser agrees to maintain such books and records at its principal place of business in New York City.

      (vi) In the event Purchaser fails to make any payment when due hereunder, interest shall accrue on such overdue payment at a rate of one (1%) percent per month commencing on the date the payment became overdue. Upon the failure by Purchaser to timely remit any installment payment or portion thereof due to BRLI hereunder and upon Purchaser's failure to cure said default in payment within twenty (20) business days after actual receipt of written notice of same from BRLI, the due date of all of the outstanding and unpaid installments referred to in clause (ii) shall be accelerated and shall become immediately due and payable together with accrued interest thereon, and BRLI shall be entitled to pursue any and all legal remedies including but not limited to commencing legal action to collect said payments without further notice to Purchaser or Purchaser's Attorneys. In the event legal action is necessary as a result of Purchaser's default in payment hereunder, the Purchaser shall be responsible for BRLI's legal fees, costs and disbursements as a result thereof provided that if it is determined in said legal action that the Purchaser is not in default hereunder, BRLI shall be responsible for its own and for the Purchaser's legal fees, costs and disbursements in connection therewith.

      (vii) Nothing contained in this Agreement or in the transactions contemplated hereby shall prevent BRLI from performing clinical laboratory tests of every nature and description for Restricted Customers or any other customers at any time after the date hereof, except for Restricted Tests performed for Restricted Customers during the applicable Restricted Period.

      4. Sale of Assets. BRLI hereby sells, assigns and conveys to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from BRLI, all right, title and interest of BRLI in and to the Assets. BRLI shall be responsible for any taxes arising from such sale of the Assets. Not included in the sale are BRLI's receivables including receivables for Restricted Tests performed by BRLI prior to the date hereof and amounts billed by BRLI for Restricted Tests performed by it after the date hereof on patient samples received by BRLI prior to the date hereof.

      5. Assumption of Liabilities. BRLI hereby assigns to the Purchaser, and the Purchaser hereby assumes and accepts from BRLI, the Assumed Liabilities. The Purchaser shall not assume and shall have no responsibility with respect to any liabilities or obligations of BRLI, other than the Assumed Liabilities.

      6. Allocation. The Purchase Price for the Assets (including the amount of the Assumed Liabilities) shall be allocated as set forth on Schedule V attached hereto. The parties hereto agree that the allocation of the Purchase Price is intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 of the Code and any regulations thereunder, and the allocation shall be adjusted if, and to the extent, necessary to comply with the requirements of
Section 1060 of the Code. Neither BRLI nor the Purchaser will take, nor permit any affiliated person to take, for federal, state or local income tax purposes, any position inconsistent with the allocation set forth on Schedule V attached hereto, or, if applicable, such adjusted allocation. Each of BRLI and the Purchaser hereby agrees that it shall attach to its tax returns for 1997 an information statement on Form 8594, which shall be completed in accordance with the allocation set forth on Schedule V attached hereto.

      7. Representations and Warranties of BRLI. BRLI hereby represents and warrants to, and covenants and agrees with the Purchaser, its successors and assigns, as of the date hereof, that:

      (i) BRLI is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The execution and delivery of this Agreement and Bill of Sale by BRLI, the performance by BRLI of its covenants and agreements hereunder and the consummation by BRLI of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement and Bill of Sale constitutes the valid and legally binding obligation of BRLI, enforceable against BRLI in accordance with its terms.

      (ii) Neither the execution and delivery of this Agreement and Bill of Sale, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of BRLI or, to the best of BRLI's knowledge, of any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the creation of any lien pursuant to the terms of any contract or agreement to which BRLI is a party or by which BRLI or any of the Assets is bound. To the best of BRLI's knowledge and except as set forth on Schedule VI attached hereto, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and Bill of Sale and the consummation by it of the transactions contemplated hereby.

      (iii) Except as set forth on Schedule VII attached hereto, BRLI has good and valid title to the Assets, free and clear of all liens, charges, encumbrances or security interests whatsoever, and BRLI has full power and authority to sell the Assets and to assign the Assumed Liabilities to the Purchaser and to execute in connection therewith this Agreement and Bill of Sale. Upon execution and delivery of this Agreement and Bill of Sale, except as set forth on Schedule VII attached hereto, the Purchaser shall have good and valid title to the Assets, free and clear of all liens, charges, encumbrances or security interests whatsoever.

      (iv) There are no claims, disputes, actions, suits, proceedings or investigations pending, or, to the best of BRLI's knowledge, threatened, against or affecting the Assets, at law or in equity, or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitration panel, nor are there any claims, disputes, actions, suits or proceedings pending, or to the best of BRLI's knowledge, threatened against BRLI, by any Restricted Customer.

      (v) Each individual employed by or contracted with by BRLI in connection with the Restricted Tests to provide professional services is duly licensed to provide such services and, to the best of BRLI's knowledge, is otherwise in compliance with all Federal, state and local laws, rules and regulations relating to such professional licensure and otherwise meets the qualifications to provide such professional services. To the best of its knowledge, BRLI in connection with conducting of the Restricted Tests, is in compliance with all relevant state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no material claims, disputes, actions, suits, proceedings or investigations currently pending, or to the best of BRLI's knowledge, threatened or filed or commenced against or affecting BRLI's conduct of the Restricted Tests or the Assets, and no such material claim, dispute, action, suit, proceeding or investigation has been filed or commenced during the five year period preceding the date of this Agreement and Bill of Sale, and BRLI is not aware of any basis for a valid claim of such nature.

      (vi) To the best of BRLI's knowledge, it is not in default under any, and has complied with all material statutes, ordinances, regulations, orders, judgments and decrees of any court or governmental entity or agency, relating to its conduct of the Restricted Tests or the Assets. BRLI has no knowledge of any basis for assertion of any material violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. BRLI has not received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

      (vii) BRLI has delivered to the Purchaser, copies of all licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively, the "Permits"), held by BRLI for the conduct of the Restricted Tests. Such Permits are, to the best of BRLI's knowledge, all the Permits required for the conduct of the Restricted Tests. All the Permits are in full force and effect, and to the best of its knowledge, BRLI has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and BRLI has no knowledge that any action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. To the best of BRLI's knowledge, there are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by BRLI under any such Permit. BRLI has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Permit. To the best of BRLI's knowledge, the consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits or require the consent of any person not already obtained. Nothing herein contained shall require BRLI to maintain any Permit after the sale of the Assets hereunder.

      (viii) BRLI is not a party to any agreement related to the Restricted Tests which, to the best of its knowledge, involves any activity that constitutes illegal self-referrals or fraud or abuse under any Federal or state self-referral prohibition or anti- kickback prohibition.

      (ix) There are no claims, disputes, actions, suits, proceedings or investigations pending, or, to the best of BRLI's knowledge, threatened against BRLI alleging any violations by it of the laws, rules and regulations of the Medicare, Medicaid or Champus healthcare programs.

      (x) The aggregate amounts billed by GenCare to all Restricted Customers for Restricted Tests performed by GenCare during the three (3) calendar month period ended June 30, 1997 totalled $1,028,671 prior to any reduction through application of the Reduction Percentage.

      (xi) BRLI has no knowledge of any impending or contemplated reduction by the Restricted Customers in the number or dollar volume of Restricted Tests to be ordered after the date hereof which would result in a material reduction in the aggregate number of Restricted Tests ordered or in the aggregate amounts billed with respect thereto as compared to the average levels of such number of tests ordered from GenCare and aggregate amounts billed with respect thereto over the three (3) calendar month period ended June 30, 1997 except that whereas GenCare's net billings to St. Joseph's Hospital during the three (3) calendar month period ended June 30, 1997 aggregated $35,000 per month, GenCare's current contract with St. Joseph's Hospital provides for minimum monthly billings of $28,750.

      (xii) Neither BRLI nor GenCare currently has any exclusive capitated managed care contract in effect with any Restricted Customer which would prohibit the Purchaser from being paid for services by such customer, the fees contemplated by Section 3(iii) of this Agreement.

      (xiii) No representation or warranty made by BRLI in this Agreement and Bill of Sale, and no document delivered prior to or at the Closing or executed simultaneously herewith in connection with the transactions contemplated hereby (collectively the "Closing Documents") is, and no document delivered subsequent thereto as contemplated herein will be, false or inaccurate in any material respect, and no statement of fact made by BRLI herein or therein contains, or will contain any untrue statement of material fact or omits, or will omit to state any fact of which BRLI is aware that is necessary in order to make the statement not misleading in any material respect. All Schedules to this Agreement are integral parts of this Agreement.

      8. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to, and covenants and agrees with BRLI, its successors and assigns, as of the date hereof, that:

      (i) Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties, to conduct the businesses in which it is now engaged and to conduct the Restricted Tests. The execution and delivery of this Agreement and Bill of Sale by Purchaser, the performance by Purchaser of its covenants and agreements hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement and Bill of Sale constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

      (ii) Neither the execution and delivery of this Agreement and Bill of Sale, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of Purchaser or, to the best of Purchaser's knowledge, of any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the creation of any lien pursuant to the terms of any contract or agreement to which Purchaser is a party or by which Purchaser or any of the Assets is bound. To the best of Purchaser's knowledge, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery by Purchaser of this Agreement and Bill of Sale and the consummation by it of the transactions contemplated hereby.

      (iii) The Purchaser has delivered to BRLI, copies of all licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively, the "Purchaser Permits"), held by Purchaser for the conduct of the Restricted Tests. Such Purchaser Permits are, to the best of Purchaser's knowledge, all the Purchaser Permits required by it for the conduct of the Restricted Tests except for CD4 and Serum Tumor Marker testing. All the
Purchaser Permits are in full force and effect, and to the best of its knowledge, Purchaser has not engaged in any activity which would cause or permit revocation or suspension of any such Purchaser Permit, and Purchaser has no knowledge that any action or proceeding looking to or contemplating the revocation or suspension of any such Purchaser Permit is pending or threatened. To the best of Purchaser's knowledge, there are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by Purchaser under any such Purchaser Permit. Purchaser has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Purchaser Permit. To the best of Purchaser's knowledge, the consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Purchaser Permits or require the consent of any person not already obtained.


      (iv) Each individual to be employed by or contracted with by Purchaser in connection with the Restricted Tests to provide professional services is duly licensed to provide such services and, to the best of Purchaser's knowledge, is otherwise in compliance with all Federal, state and local laws, rules and regulations relating to such professional licensure and otherwise meets the qualifications to provide such professional services. To the best of its knowledge, Purchaser in connection with conducting of the Restricted Tests, will be in compliance with all relevant state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no material claims, disputes, actions, suits, proceedings or investigations currently pending, or to the best of Purchaser's knowledge, threatened or filed or commenced against or affecting Purchaser's ability to perform the Restricted Tests, and no such material claim, dispute, action, suit, proceeding or investigation has been filed or commenced during the five year period preceding the date of this Agreement and Bill of Sale, and Purchaser is not aware of any basis for a valid claim of such nature.

      (v) Attached hereto as Schedule VIII is a true and complete copy of Purchaser's audited financial statements for its most recently completed fiscal year ended December 31, 1996. Such financial statements have been prepared in accordance with GAAP and are true and correct at the date and for the annual period then ended. Since December 31, 1996, there has been no material adverse change in Purchaser's financial condition or in its operating results.

      (vi) No representation or warranty made by Purchaser in this Agreement and Bill of Sale or in any document delivered prior to or at the Closing or executed simultaneously herewith in connection with the transactions contemplated hereby (collectively the "Closing Documents") is, and no document delivered subsequent thereto as contemplated herein will be false or inaccurate in any material respect, and no statement of fact made by Purchaser herein or therein contains, or will contain any untrue statement of material fact or omits, or will omit to state any fact of which Purchaser is aware that is necessary in order to make the statement not misleading in any material respect. All Schedules to this Agreement are integral parts of this Agreement.

      9. Non-Competition. BRLI and certain of its officers have entered into Non-Competition Agreements with the Purchaser simultaneously with the execution of this Agreement and Bill of Sale.

      10. Indemnification. BRLI hereby agrees to indemnify the Purchaser from and against all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (including fees and disbursements of counsel incurred in connection with any claim or action between BRLI and the Purchaser) (hereinafter referred to collectively as "Damages"), sustained or incurred by the Purchaser (i) by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by BRLI herein, (ii) arising out of liabilities or obligations of BRLI which are not Assumed Liabilities, or (iii) based upon violations by BRLI and/or GenCare of any laws, rules or regulations of the Medicare, Medicaid or Champus healthcare programs prior to the date hereof. The Purchaser hereby agrees to indemnify and hold harmless BRLI from and against any Damages sustained or incurred by BRLI arising out of the Assumed Liabilities or by reason of the breach of any of the obligations, covenants and provisions of, or the inaccuracy of any of the representations or warranties made by Purchaser herein.

      11.   Further Assurances and Covenants.

      (i) BRLI hereby further covenants and agrees to execute and deliver such other and further instruments and documents as the Purchaser may reasonably request to carry into effect or to evidence further the sale of the Assets and assignment of the Assumed Liabilities to the Purchaser. In addition, BRLI agrees to provide the Purchaser with copies of all GenCare patient reports pertaining to Restricted Tests performed for patients of the Restricted Customers, as may be reasonably required by the Purchaser, subject to any legal requirements that BRLI maintain the originals of such reports.

      (ii) The Purchaser hereby further covenants and agrees to execute and deliver such other and further instruments and documents as BRLI may reasonably request to carry into effect or to evidence further the assumption by the Purchaser of the Assumed Liabilities.

      12. Successors and Assigns. This Agreement and Bill of Sale shall be binding upon and inure to the benefit of the successors and assigns of the Purchaser and BRLI, respectively.

      13. Assignment. Neither party may assign this Agreement without the other's prior written consent, except that the Purchaser may assign all of its rights and obligations hereunder to a wholly-owned subsidiary of the Purchaser, without BRLI's consent provided that at the time of such assignment the Purchaser delivers to BRLI, a reasonably satisfactory written assumption by said wholly-owned subsidiary of all of the Purchaser's payment and performance obligations to BRLI hereunder, together with a reasonably satisfactory written guarantee by the Purchaser to BRLI, of the subsidiary's payment and performance obligations to BRLI hereunder. This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement, and their successors and permitted assigns. Subject to the foregoing sentence, no person or entity not a party to this Agreement shall have any right under or by virtue of this Agreement.

      14. Survival. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive closing and for a period of two and one-half (2 1/2) years thereafter, notwithstanding any investigation at any time made by or on behalf of any party hereto.

      15. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, as follows:

            (1) If to BRLI:

                  Bio-Reference Laboratories, Inc.
                  481 B Edward H. Ross Drive
                  Elmwood Park, New Jersey 07407
                  Attention:        Howard Dubinett
                                    Executive Vice President
                  Telecopy No.: (201) 791-1491

            (2) If to the Purchaser:

                  IMPATH Inc.
                  1010 Third Avenue, Suite 203
                  New York, New York 10021

                  Attention:        Mr. John P. Gandolfo
                                    Executive Vice President
                  Telecopy No.: (212) 759-4869

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

      16. Effective Date. The effective date of this Agreement and Bill of Sale shall be the date first set forth above.

      17. Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and Bill of Sale and the transactions contemplated hereby

      18. Governing Law. This Agreement and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such State.

      19. Amendment. This Agreement and Bill of Sale may not be amended or modified except in a writing executed by each of the parties hereto.

      20. Arbitration. The parties hereby agree to submit any dispute concerning the provisions of this Agreement and Bill of Sale and the transactions contemplated hereby to resolution by arbitration under the rules of the American Arbitration Association. The parties hereto consent to the jurisdiction of the American Arbitration Association in New York City with regard to any such disputes and hereby agree that the arbitrators shall be empowered to award money damages as well as to impose injunctive relief with respect thereto.

      21. Brokerage. Each party agrees to indemnify and hold the other free and harmless from all losses, damages, costs and expenses (including attorney's fees) that may be suffered as a result of claims brought by any broker or finder seeking compensation on account of this transaction arising out of the actions of such party.

      22. Counterparts. This Agreement and Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      23. Confidentiality. Each party hereto agrees that it will not disclose the terms of this Agreement and Bill of Sale, the Transition Agreement or the Non-Compete Agreement, each dated as of this date, between the parties, except in compliance with said Non- Compete Agreement. Furthermore, each party agrees to submit any proposed press release concerning the terms of this Agreement and Bill of Sale and the transactions contemplated hereunder, to the other party, for review and comment at least twelve (12) hours prior to issuance.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement and Bill of Sale the day and year first above written.

                              BIO-REFERENCE LABORATORIES, INC.



                             By_______________________________________
                              Name: Howard Dubinett
                              Title: Executive Vice President

                              IMPATH INC.



                             By______________________________________

                              Name:       John P. Gandolfo
                              Title: Executive Vice President

                   BRLI - IMPATH AGREEMENT AND BILL OF SALE
                                   SCHEDULE I
                                     ASSETS


      1. Customer list of Hospital and Physician clients of the GenCare Division ("GenCare") of BRLI (attached).

      2. The "GenCare" Tradename (to the extent BRLI and GenCare have any rights to such name).*

      3. Patient records in GenCare's possession utilized in the graphic presentation of serum tumor marker results for patients of Hospitals and Physician clients of GenCare.

      4. GenCare and BRLI's rights under a Reagant Purchase and Equipment Rental Contract dated April 10, 1997 with Becton Dickinson and Company.

      5. GenCare and BRLI's rights under a Laboratory Testing Service Agreement dated September 24, 1997 with St. Joseph's Hospital (Paterson, N.J.).

















--------
      *The parties agree that BRLI shall be permitted to retain any and all rights which it may have to the Tradename "GenPath" and to use same after completion of the sale contemplated hereunder.

                   BRLI - IMPATH AGREEMENT AND BILL OF SALE
                                   SCHEDULE II
                               ASSUMED LIABILITIES


      1. GenCare and BRLI's liabilities under a Reagant Purchase and Equipment Rental Contract dated April 10, 1997 with Becton Dickinson and Company.

      GenCare and BRLI represent that all installment payments due under the Reagant Purchase and Equipment Rental Contract up through the date of the Agreement and Bill of Sale have been paid in full to Becton Dickinson and Company.

      2. GenCare and BRLI's liabilities under a Laboratory Testing Service Agreement dated September 24, 1997 with St. Joseph's Hospital (Paterson, N.J.).

                   BRLI - IMPATH AGREEMENT AND BILL OF SALE
                                  SCHEDULE III
         RESTRICTED TESTS, RESTRICTED CUSTOMERS AND RESTRICTED PERIODS

      1(a)  RESTRICTED TEST

            Serum Tumor Markers: AFP, B2M, HcG, CA 125, CA 19-9, CA 15-3, CA 27.29, CEA and any additional Serum Tumor Marker Tests which come into the market during the Restricted Period.

       (b)  Restricted Customers

            Any GenCare Physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor any of its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period for any Hematology or Oncology specialty practice except those specifically listed on
            Schedule III-X attached hereto or the successors to the bulk of any such practice. If BRLI shall acquire a majority ownership or control interest during the Restricted Period in another testing laboratory which at the time of acquisition is performing Serum Tumor Marker testing for any Hematology or Oncology specialty practice, it can continue to perform such testing for such practices after the acquisition but shall not perform such testing after the acquisition and during the Restricted Period for any other Hematology or Oncology speciality practice. Except as set forth in the three preceding sentences, nothing herein shall prevent BRLI or its subsidiaries or its affiliated entities*** from performing such tests for anyone other than the Restricted Customers.

       (c)  Restricted Period
--------
                  **As used in this  Schedule  III, a  "hospital"  customer is a hospital whose specimens are derived directly from the hospital's own on-premises laboratory as well as a hospital which has contracted out its anatomical pathology function in whole or in part to a pathology group.
                  ***As used in this Schedule III, a BRLI  "subsidiary"  means a
            BRLI beneficially majority-owned subsidiary and a BRLI "affiliated entity" means a BRLI subsidiary or affiliated entity in which BRLI has a 50% or greater ownership interest in the assets, income or equity, or which BRLI has by ownership of voting power, agreement or otherwise, the power to control.

            Thirty (30) months from September 30, 1997.

      2(a)  RESTRICTED TEST

            Cancer Cytogenetics

       (b)  Restricted Customers

            Any GenCare physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor any of its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period.

       (c)  Restricted Period

            Thirty (30) months from September 30, 1997.

      3(a)  RESTRICTED TEST

            Gene Rearrangements: Southern blotting techniques and PCR techniques for lymphomas and leukemia.

       (b)  Restricted Customers

            Any GenCare Physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor any its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period.

       (c)  Restricted Period

            Thirty (30) months from September 30, 1997.

      4(a)  RESTRICTED TEST

            ERPR and any additional breast cancer marker testing including CATHEPSIN D and HER2-NEU/ERB-2 testing.

       (b)  Restricted Customers

            Any GenCare physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor any of its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period.

       (c)  Restricted Period

            Thirty (30) months from September 30, 1997.




      5(a)  RESTRICTED TEST

            Bone Marrow Analyses: Defined as Hematopathology analysis on bone marrow smears, aspirates, core and/or clots.

       (b)  Restricted Customers

            Any GenCare Physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period.

       (c)  Restricted Period

            Thirty (30) months from September 30, 1997.

      6(a)  RESTRICTED TEST

            Immunohistochemistry

       (b)  Restricted Customers

            Any GenCare Physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor any of its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period for any Hematology or Oncology specialty practice or any breast centers or pathology practice  management  companies except those specifically  listed on
            Schedule III-X attached hereto or the successors to the bulk of any such practice. If BRLI shall acquire a majority ownership or control interest during the Restricted Period in another testing laboratory which at the time of acquisition is performing Immunohistochemistry testing for any Hematology or Oncology specialty practice or any breast centers or pathology practice management companies, it can continue to perform such testing for such practices after the acquisition but shall not perform such testing after the acquisition and during the Restricted Period for any other Hematology or Oncology speciality practice or any other breast centers or pathology practice management companies. Except as set forth in the three preceding sentences, nothing herein shall prevent BRLI or its subsidiaries or its affiliated entities*** from performing such tests for anyone other than the Restricted Customers.

       (c)  Restricted Period

            Thirty (30) months from September 30, 1997.


      7(a)  RESTRICTED TEST

            Flow Cytometry Analysis: Defined as any analysis using a flow cytometer including but not limited to DNA Ploidy Analysis, HIV monitoring of CD4/CD8 ratios, Lymphoma or Leukemia Flow Cytometry Analysis.

       (b)  Restricted Customers

            Any GenCare Physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor any of its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period, provided that nothing herein shall preclude BRLI or any of its subsidiaries or its affiliated entities*** from performing HIV monitoring of CD4/CD8 ratios for anyone other than a Restricted
            Customer.

       (c)  Restricted Period

            Thirty (30) months from September 30, 1997.

      8(a)  RESTRICTED TEST

            Image Analysis

       (b)  Restricted Customers

            Any GenCare Physician client who ever ordered such test from GenCare as well as any hospital.** In addition, neither BRLI nor any of its subsidiaries nor its affiliated entities*** will perform any of these tests during the Restricted Period for any Hematology or Oncology specialty practice except those specifically listed on
            Schedule III-X attached hereto or the successors to the bulk of any such practice. If BRLI shall acquire a majority ownership or control interest during the Restricted Period in another testing laboratory which at the time of acquisition is performing Image Analysis testing for any Hematology or Oncology specialty practice, it can continue to perform such testing for such practices after the acquisition but shall not perform such testing after the acquisition and during the Restricted Period for any other Hematology or Oncology speciality practice. Except as set forth in the three preceding sentences, nothing herein shall prevent BRLI or its subsidiaries or its affiliated entities*** from performing such tests for anyone other than the Restricted Customers.

      (c)   Restricted Period

            Thirty (30) months from September 30, 1997.

                   BRLI - IMPATH AGREEMENT AND BILL OF SALE
                                   SCHEDULE IV
                                WIRE INSTRUCTIONS


Bank of New York
1 Wall Street
New York, New York

ABA #021000018

Credit: Gotham Bank of New York
Account #8900003731

For further credit to: Bio-Reference Laboratories, Inc.
                              Account #0007-003-471

                   BRLI - IMPATH AGREEMENT AND BILL OF SALE
                                   SCHEDULE V
                            PURCHASE PRICE ALLOCATION


      Pursuant  to  Internal   Revenue   Code  Section  1060  and  the  treasury
regulations thereunder, the parties agree to an allocation of the purchase price as follows:

                  Purchase price          $6,000,000

                  Class IV Assets         $6,000,000

      Class IV Assets are intangibles, good will, going-concern, customer lists, covenants not to compete and the like.

                   BRLI - IMPATH AGREEMENT AND BILL OF SALE
                                   SCHEDULE VI
                    CONSENTS REQUIRED TO BE OBTAINED BY BRLI
                         TO CONSUMMATE THE TRANSACTIONS
                 CONTEMPLATED BY THE AGREEMENT AND BILL OF SALE


      1.    Consent of PNC Bank, National Association (obtained).

      2. Consent of Becton Dickinson and Company to assignment of BRLI's and GenCare's rights under the Reagant Purchase and Equipment Rental Contract dated April 10, 1997 (obtained).

                   BRLI - IMPATH AGREEMENT AND BILL OF SALE
                                  SCHEDULE VII
                            LIENS AGAINST THE ASSETS


      1.    Lien of PNC Bank, National Association (waived).

      2. Lien of Becton Dickinson and Company (released).